Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of GlobalSCAPE, Inc.’s internal control over financial reporting appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.

Austin, Texas

February 10, 2020